Exhibit 99.2

JOINT MARKETING AND SALES AGREEMENT

This JOINT MARKETING AND SALE AGREEMENT (the “Agreement”) is entered into by and between FARO TECHNOLOGIES, INC., a Florida corporation (“FARO”), and CARL ZEISS IMT CORPORATION, a New York corporation (“Zeiss”), as of the 14th day of September, 2010 (the “Effective Date”).

RECITALS

A. Each of FARO and Zeiss produce, manufacture and sell metrology products that are used in a variety of commercial and industrial applications.

B. FARO and Zeiss’s respective products are complimentary of one another, and FARO and Zeiss desire to provide for the coordinated marketing and sale of their products as a single metrology solution to current and prospective customers, under the terms and conditions of this Agreement.

C. The parties anticipate that such coordinated activities will include not only marketing and sales activities but also related support services, and potentially the development of certain intellectual property under the trade name of “The Innovative Solutions Network.”

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and promises contained herein, FARO and Zeiss covenant and agree as follows:

1.	Definitions.

1.1 “Affiliate” shall mean any entity controlled by, controlling, or under control with, FARO or Zeiss, as the case may be, and “Control” and its derivates shall mean control by majority ownership of, or the ability to direct the disposition or exercise of voting rights of, the voting and capital stock or ownership interest of the entity in question.

1.2 “FARO Products” means those metrology products manufactured and sold by FARO identified on Attachment A (as may be modified by FARO in its sole discretion from time to time), which the parties expect will be sold on a non-exclusive basis as part of The Innovative Solutions Network.

1.3 “FARO Trademarks” shall mean (i) the trademarks and trade names set forth on Attachment B hereto, and any registrations or applications in the Territory in regard thereto, and (ii) any trademarks FARO or its Affiliates subsequently add thereto by mutual agreement of the parties.

1.4 “FARO Trade Secrets” shall mean all confidential information and trade secrets of FARO or its Affiliates or their respective customers, which are either marked confidential or which Zeiss should reasonably expect are confidential, trade secret or proprietary, including without limitation technical data, designs, specifications, methods, processes, systems, test reports and protocols, sources of supply, marketing data, customer lists and information, and pricing and cost information.

1.5 “Term” and “Initial Term” shall have the meanings set forth in Section 7.1 hereof.

1.6 “Territory” shall mean any and all of the jurisdictions set forth on Attachment C hereto.

1.7 “Zeiss Products” means those metrology products manufactured and sold by Zeiss identified on Attachment D (as may be modified by Zeiss in its sole discretion from time to time), which the parties expect will be sold on a non-exclusive basis as part of The Innovative Solutions Network.

1.8 “Zeiss Trademarks” shall mean (i) the trademarks and trade names set forth on Attachment E hereto, and any registrations or applications in the Territory in regard thereto, and (ii) any trademarks Zeiss or its Affiliates subsequently add thereto by mutual agreement of the parties.

1.9 “Zeiss Trade Secrets” shall mean all confidential information and trade secrets of Zeiss or its Affiliates or their respective customers, which are either marked confidential or which FARO should reasonably expect are confidential, trade secret or proprietary, including without limitation technical data, designs, specifications, methods, processes, systems, test reports and protocols, sources of supply, marketing data, customer lists and information, and pricing and cost information.

2.	Marketing and Sales Activities.

2.1 Appointment of Zeiss as FARO Reseller. In connection with the promotion and sale by Zeiss of certain FARO products, contemporaneously with the execution of this Agreement, FARO and Zeiss have executed a FaroArm Reseller Agreement appointing Zeiss as an authorized reseller of FARO Products.

2.2 Appointment of FARO as Zeiss Sales Agent. In connection with the promotion by FARO of certain Zeiss products, contemporaneously with the execution of this Agreement, FARO and Zeiss have executed a Lead Referral Agreement appointing FARO as a “Finder” for the purposes of incentivizing FARO to promote sales of Zeiss Products.

2.3 Coordinated Marketing Activities. FARO and Zeiss, at their own respective costs and expense, covenant and agree within ninety (90) days after the date hereof and in each case in a manner consistent with Section 8.5 hereof (i) to develop marketing brochures, web pages, and related marketing materials, which each party will print, publish, and distribute at its own cost and expense, describing “The Innovative Solutions Network” as a combined offering of FARO and Zeiss intended as a single source solution for metrology needs for commercial and industrial users; (ii) establish references on the respective home pages and other websites within their control or the control of their Affiliates with regard to “The Innovative Solutions Network”; (iii) to coordinate appearances at appropriate fairs and trade shows, including the development of appropriate displays and information in regard to “The Innovative Solution Network,” with each party responsible for the cost and expense of printing any such displays and arranging for its participation at any such fair or trade show; and (iv) to carry out training of all of their respective relevant sales and technical personnel in connection with the joint marketing and promotion of the respective products of FARO and Zeiss included in “The Innovative Solutions Network” on a coordinated basis.

2.4 Coordinated Sales Activities.

(a) Sales Promotion. Within thirty (30) days after the date hereof, FARO and Zeiss shall each designate to the other in writing a key sales contact person (“Contact Person”) for coordinating sales promotions and marketing activities, and on a regular basis thereafter such Contact Persons of the parties shall, subject to all applicable laws, share with each other information regarding customers or potential customers (“Leads”) of Zeiss and FARO for the purpose of promoting sales of each other’s products to such Leads.

(i) The Contact Person for each party may assign such Lead to a specified sales person for follow-up with a designated sales person of the other party hereto. Any joint sales visits to any Lead shall be coordinated between the designated sales persons of FARO and Zeiss, and any travel costs or other expenses in connection with such sales visit shall be borne by the respective party.

(ii) The designated sales person shall promptly report to the Contact Person of the relevant Contact Person of FARO and Zeiss, respectively, the results of any such joint sales visit and the contemplated next steps.

(b) Sales. Except as contemplated pursuant to the FaroArm Reseller Agreement to be entered into between the parties, each of FARO and Zeiss shall sell their respective products to any Lead in separate sales transactions between FARO and Zeiss, respectively, on the one hand, and the Lead, on the other hand, and each of FARO and Zeiss shall invoice the Lead separately. However, to the extent desired by the Lead, FARO and Zeiss shall coordinate delivery times and shall seek to offer the Lead coordinated payment terms and terms and conditions of sale.

(c) After Sales Service. Within ninety (90) days of execution of this Agreement, FARO and Zeiss shall establish a dedicated customer service line under the brand of “The Innovative Solutions Network” (or such other name as is mutually agreed by FARO and Zeiss) to receive and direct calls from Leads regarding the FARO Products and Zeiss Products sold pursuant to this Agreement. Costs for development and maintenance of the dedicated customer service line shall be shared equally by the parties. Each of FARO and Zeiss shall be responsible for carrying out, at its own cost and expense, all warranty and non-warranty service in regard to their respective products, unless the parties agree on a case-by-case basis to have one or the other party’s technician carry out such after sales service for the other party’s system, subject to reimbursement as agreed upon between the parties.

2.3 Non-Exclusive Relationship. Each party hereto acknowledges and agrees that the cooperative efforts hereunder are non-exclusive, and neither party has the duty or obligation to refer any particular Lead, even if within the Territory, to the other party hereto. In addition, each party acknowledges and agrees that the other party hereto may promote, market, and sell its products with the products of competitors of the other party hereto.

3.	License

3.1 By FARO. FARO hereby grants to Zeiss and its Affiliates, during the Term hereof, a limited, non-sublicensable, non-transferable (except as set forth in Section 8.3) royalty-free non-exclusive right and license to use the FARO Trademarks and FARO Trade Secrets in the Territory solely for the promotion, marketing, sale and distribution of FARO Products as part of the joint sales and marketing efforts contemplated herein, it being expressly understood that Zeiss and its Affiliates shall discontinue the use thereof upon expiration or termination of the Term of this Agreement.

3.2 By Zeiss. Zeiss hereby grants to FARO and its Affiliates, during the Term hereof, a limited, non-sublicensable, non-transferable (except as set forth in Section 8.3) the royalty-free non-exclusive right and license to use the Zeiss Trademarks and the Zeiss Trade Secrets solely for the promotion, marketing, sale and distribution of the Zeiss Products as part of the joint sales and marketing efforts contemplated herein, it being expressly understood that FARO and its Affiliates shall discontinue the use thereof upon expiration or termination of the Term of this Agreement.

3.3 Ownership of Each Party’s Marks. Each party acknowledges and agrees that it has no right, title or interest in the other party’s marks, except the limited use of the same as provided herein or as otherwise provided in writing by the parties, and that nothing in this Agreement shall be construed as an assignment or grant to any right, title or interest in the other party’s marks. All uses of marks owned by one party by the other party and goodwill created therein shall inure to the benefit of the party owning the marks. Each party shall assist the other party in the maintenance and protection of the other party’s marks and any registrations therefor by taking such acts and executing such documents, at the other party’s expense, as the other party reasonably requires to protect or register its marks anywhere in the world. Further, each party agrees to promptly notify the other party of any conflicting uses of or any acts of infringement or unfair competition involving the other party’s marks by unauthorized persons of which the party has knowledge.

3.4 Approval. Any specific use by either party (the “first party”) of the other party’s trademarks or trade names in any advertising copy, brochures, or literature or in promotional material, or on the letterhead of the first party, shall be submitted in advance for approval by such other party, but shall be deemed approved by the other party if such use is not objected to by the other party in writing within thirty (30) days after such use has been submitted to the other party in writing for approval.

3.5 Joint Ownership of “The Innovative Solutions Network.” FARO and Zeiss shall jointly own any intellectual property rights associated with the trade name of “The Innovative Solutions Network” or such other names and service marks as they may develop to identify the joint sales and marketing collaboration relationship contemplated hereby. During the Term, each of FARO and Zeiss grant to one another a royalty free license to use such jointly developed intellectual property, which license shall be used exclusively by Zeiss, FARO and their respective Affiliates in connection with the purposes of this Agreement.

4.	Warranties and Remedies.

4.1 By FARO. FARO warrants to Zeiss as follows:

(a) Authority and Validity. FARO has the full power and authority necessary to execute, deliver and perform its obligations under this Agreement and the other agreements contemplated hereby to be executed and delivered by FARO. The execution, delivery and performance of such agreements has been duly authorized by all necessary corporate action of FARO and such agreements have been or will be, as the case may be, duly executed and delivered by FARO and constitute or will constitute the legal, valid and binding obligations of FARO enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

(b) FARO Products. All FARO Products supplied to Zeiss or to Leads shall conform in all respects with the labeling and product insert sheets and other product specifications of FARO.

(c) Services. The assembly, installation, and technical services (whether warranty or non-warranty) provided by FARO to Zeiss or any Lead shall be of a good and workmanlike quality and shall conform to the specifications of FARO.

(d) Proprietary Rights. The FARO Trademarks and the FARO Trade Secrets do not infringe in the Territory the trademarks or the contract or other proprietary rights of any third party, and the license of the same to Zeiss does not violate the provisions of, or constitute, with the giving of any notice or passage of time or both, a default under, any contract or agreement to which FARO or any of its Affiliates is a party or by which it is bound.

4.2 By Zeiss. Zeiss warrants to FARO as follows:

(a) Authority and Validity. Zeiss has the full power and authority necessary to execute, deliver and perform its obligations under this Agreement and the other agreements contemplated hereby to be executed and delivered by Zeiss. The execution, delivery and performance of such agreements has been duly authorized by all necessary corporate action of Zeiss and such agreements have been or will be, as the case may be, duly executed and delivered by Zeiss and constitute or will constitute the legal, valid and binding obligations of Zeiss enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditors’ rights generally, or as may be modified by a court of equity.

(b) Zeiss Products. All Zeiss Products supplied to FARO or to Leads shall conform in all respects with the labeling and product insert sheets and other product specifications of Zeiss.

(c) Services. The assembly, installation, and technical services (whether warranty or non-warranty) provided by Zeiss to FARO or any Lead shall be of a good and workmanlike quality and shall conform to the specifications of Zeiss.

(d) Proprietary Rights. The Zeiss Trademarks and the Zeiss Trade Secrets do not infringe in the Territory the trademarks or the contract or other proprietary rights of any third party, and the license of the same to FARO does not violate the provisions of, or constitute, with the giving of any notice or passage of time or both, a default under, any contract or agreement to which Zeiss or any of its Affiliates is a party or by which it is bound.

4.3 DISCLAIMER. EACH OF FARO AND ZEISS DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN REGARD TO THE FARO PRODUCTS AND THE ZEISS PRODUCTS, RESPECTIVELY, AND THE RESPECTIVE SERVICES OF FARO AND ZEISS.

4.4 Indemnification.

(a) Indemnification by FARO. Subject to Section 4.4(c) hereof, FARO, as indemnitor, shall indemnify, defend and hold harmless each of Zeiss, its subsidiaries, Affiliates, employees, and its or their respective successors and assigns (each, a “Zeiss Indemnified Party”) from and against, and in respect of, any and all actions, claims, suits, judgments, damages, liabilities, losses, penalties, costs and expenses (including, without limitation, attorneys’ fees and disbursements) of every kind whatsoever (collectively, “Damages”) arising in any manner out of or from, or in connection with, any actual or alleged (i) patent, copyright, or trademark infringement, or violation of any other proprietary right, arising out of the purchase, sale, distribution or use of any FARO Product; (ii) breach by FARO of any term or provision of this Agreement; (iii) personal injury, wrongful death or property damage arising out of or relating to any FARO Product or any services provided by FARO pursuant hereto, including, but not limited to, the use of any FARO Product; and (iv) wrongful or negligent acts or omissions by FARO and its officers, directors, employees, and agents, provided, that this Section 4.4(a) shall not obligate FARO to indemnify any Zeiss Indemnified Party for any portion of damages (except for damages based on theories of strict liability) directly attributable to, and directly caused by, the negligence of a Zeiss Indemnified Party.

(b) Indemnification by Zeiss. Subject to Section 4.4(c) hereof, Zeiss, as indemnitor, shall indemnify, defend and hold harmless each of FARO, its subsidiaries, Affiliates, employees, and its or their respective successors and assigns (each, a “FARO Indemnified Party”) from and against, and in respect of, any and all Damages arising in any manner out of or from, or in connection with, any actual or alleged (i) patent, copyright, or trademark infringement, or violation of any other proprietary right, arising out of the purchase, sale, distribution or use of any Zeiss Product; (ii) breach by Zeiss of any term or provision of this Agreement; (iii) personal injury, wrongful death or property damage arising out of or relating to any Zeiss Product or any services provided by Zeiss pursuant hereto, including, but not limited to, the use of any Zeiss Product; and (iv) wrongful or negligent acts or omissions by Zeiss and its officers, directors, employees, and agents, provided, that this Section 4.4(b) shall not obligate Zeiss to indemnify any FARO Indemnified Party for any portion of damages (except for damages based on theories of strict liability) directly attributable to, and directly caused by, the negligence of a FARO Indemnified Party.

(c) No Consequential Damages. Anything in this Agreement to the contrary notwithstanding, neither party shall be liable to the other party, either directly or by right of indemnification, contribution, subrogation, or otherwise, for punitive, exemplary, special, consequential, or other similar damages, including lost profits, except to the extent that either party hereto is seeking indemnity for such Damages paid or to be paid to an independent third party.

5.	Confidentiality.

5.1 Obligation of Confidentiality. During the Term of this Agreement, each party may have or may be provided access to the other party’s confidential information and materials (including, without limitation, the FARO Trade Secrets and the Zeiss Trade Secrets, respectively). All such information (in this Article 5 called “Confidential Information”) shall be retained in confidence in accordance with the terms of this Agreement and any applicable separate nondisclosure agreement between FARO and Zeiss. Further, neither party shall use the Confidential Information of the other party for any purpose other than to perform the receiving party’s obligations under this Agreement during the Term hereof only, or, either during the Term of this Agreement or after its termination or expiration, publish or disclose or cause to or permit anyone else to use, publish, or disclose any such Confidential Information, unless (i) the receiving party can show by written evidence that such Confidential Information was lawfully known to it at the time of receipt thereof from the other party; (ii) such Confidential Information becomes publicly available through no fault of the receiving party; (iii) the receiving party can show by written evidence that it has received such Confidential Information from another source without any confidentiality obligation owing to the disclosing party or any other third party; (iv) the receiving party can show by written evidence that its employees or agents have developed such Confidential Information independently without any knowledge of the disclosing party’s Confidential Information; or (v) disclosure is required by, or pursuant to, laws or other act or order of any court, government or governmental agency, as to which the receiving party shall give the party whose Confidential Information is being disclosed prompt notice, and with whom the receiving party shall consult on the possibility of seeking a protective order or other means to preserve the confidentiality of the Confidential Information required to be disclosed.

5.2 Non-Solicitation. FARO and Zeiss (the “first party”) each agrees that, for so long as this Agreement is in force and for a period of one (1) year thereafter (the “Non-Solicitation Period”), it and its Affiliates will not, directly or indirectly (in each case, except pursuant to a general solicitation not targeted at the persons set forth below):

(a) Employees: employ, or solicit, entice, persuade or induce any individual who currently is, or at any time during the Non-Solicitation Period shall be, an employee of the other party or its Affiliates to terminate or refrain from renewing or extending his or her employment with such other party or its Affiliates or to become employed by or enter into a contractual relationship with the first party or any of its Affiliates or any other individual, person or entity, and such first party and its Affiliates shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity;

(b) Suppliers or Vendors: solicit, entice, persuade or induce any individual, person or entity which currently is, or at any time during the Non-Solicitation Period shall be, a supplier of any product or service or vendor (whether as a distributor, agent, commission agent, employee or otherwise) of the other party or its Affiliates to terminate, reduce or refrain from renewing or extending his, her or its contractual or other relationship with such other party or its Affiliates and such first party and its Affiliates shall not approach any such supplier or vendor for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity;

(c) Customers: solicit, entice, persuade, induce, contact or otherwise discuss with any individual, person or entity which currently is, or at any time during the Non-Solicitation Period shall be, a customer of the other party or its Affiliates to terminate, reduce or refrain from renewing or extending its contractual or other relationship with the other party or its Affiliates in regard to the purchase of products or services marketed and sold by such other party or its Affiliates, or to become a customer of or enter into any contractual or other relationship with such first party and its Affiliates or any other individual, person or entity in regard to the purchase of products or services similar or identical to those marketed and sold by the other party or its Affiliates, and such first party and its Affiliates shall not approach any such customer for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity.

5.3 Consequences Upon Expiration or Termination.

Upon termination or expiration of this Agreement, each party shall either return all copies, in whatever medium, of any item containing any of the Confidential Information of the other party described in Section 5.1 in such first party’s possession or control, or certify by an affidavit of an officer of such first party in writing that all such tangible manifestations of such Confidential Information have been destroyed.

5.4 Remedy

Each party recognizes and acknowledges that the other party would not have any adequate remedy at law for the breach by the receiving party of any one or more of its obligations contained in this Article 5, and agrees that, in the event of any such actual or potential breach, the non-breaching party may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin the other party, and such non-breaching party shall not be required to post a bond or other security in connection with seeking and obtaining such injunctive or other equitable relief.

6.	Force Majeure.

6.1 Force Majeure. In the event either party is prevented from performing its obligations under this Agreement solely by circumstances beyond its reasonable control and without the fault or negligence of such party, upon the prompt giving of written notice to the other party detailing such force majeure and its anticipated duration, the obligations of the party so prevented shall be excused during such period of force majeure, and such party shall take whatever reasonable steps are appropriate to relieve the effect of such force majeure as rapidly as possible. The party invoking force majeure shall notify the other party promptly upon the termination of such force majeure.

6.2 Effect on Other Party. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of force majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

6.3 Payment Obligations. Anything in this Article 6 to the contrary notwithstanding, no payment obligation may be excused by force majeure.

7.	Term and Termination.

7.1 Term. The Initial Term of this Agreement shall commence on the Effective Date hereof and shall terminate at the close of business on December 31, 2012. Unless written notice of termination shall have been given by either party at least sixty (60) days prior to the end of the Initial Term, the Term of this Agreement shall be extended beyond the Initial Term until terminated by either party giving written notice to such effect to the other party hereof at least sixty (60) days prior to the effective date of such termination, provided, however, that no such termination pursuant to this Section 7.1 may become effective prior to the end of the Initial Term.

7.2 Termination. Either party shall have the right to terminate this Agreement, effective immediately upon written notice to such effect, in the following circumstances.

(a) Bankruptcy or Insolvency. The other party becomes insolvent, bankrupt, or shall generally fail to pay its debts when such debts become due, admits in writing its inability to pay its debts, has a receiver or trustee appointed for it or its property, makes an assignment for the benefit of its creditors, has commenced by, for, or against it any proceedings under any law related to bankruptcy, insolvency or reorganization or release of debts, or institutes any proceedings to dissolve or liquidate itself.

(b) Force Majeure. Any event of force majeure in regard to such other party continues for more than ninety (90) consecutive days.

(c) Default or Breach. The other party hereto defaults or is in breach of any of the terms or provisions of this Agreement; provided, however, that should it be reasonably expected that such breach can be cured, the other party fails to cure such default or breach within thirty (30) days (fifteen (15) days in the event of any default or breach of any obligation to pay monies) after the giving of specific notice of such default or breach by the terminating party.

7.3 Consequences of Termination.

(a) Winding Up. Termination of this Agreement shall have no consequences upon the obligation of each party to complete its obligations to the other party hereto, customers or other third parties under purchase orders, contracts, and other agreements entered into prior to the effective date of such termination of this Agreement. The termination of this Agreement shall not terminate the liability of the breaching or defaulting party resulting from such breach or default and indemnifiable under Article 4 of this Agreement.

(b) Survival. The provisions of Sections 2.3, 3.4, 7.3, and 7.4 and Articles 4, 5, and 8 shall remain in full force and effect following the expiration or termination of this Agreement.

7.4 No Compensation. FARO and Zeiss each acknowledges and agrees that they have comparable bargaining power and that it is their express decision, arrived at after careful deliberation and with the full advice of counsel, to allocate the economic and other risks as provided in this Agreement. It is expressly understood and agreed that neither party hereto is under any obligation to continue this Agreement in effect, nor to continue the legal and contractual arrangement established hereunder, after termination of this Agreement in accordance with this Article 7. Both parties recognize the necessity of making expenditures in preparing to perform and in performing this Agreement, and they recognize the possibility and the likelihood of losses or damages resulting from its termination. The parties nevertheless agree that neither party shall be liable to the other for termination of this Agreement in accordance with this Article, including without limitation liability for any losses or damages resulting from such termination, including, but not limited to, loss or damage to investments, leases and sales, advertising and promotional activities, whether incurred in connection with the preparation to perform or the performance of this Agreement or in the expectation of its renewal or extension.

8.	Miscellaneous.

8.1 Notices. All notices required by this Agreement shall be in writing, and shall be effective (i) on receipt if delivered personally to an officer of the party to receive such notice, (ii) on the next business day if sent by telecopier, (iii) on the second business day following the date of mailing if sent by an internationally recognized express courier, or (iv) on the fifth business day following the date of mailing if sent by registered airmail, postage prepaid, addressed or telefaxed as follows (or to such other address or telefax as may be designated by similar notice from time to time delivered to the other party):

If to Zeiss, to:

Carl Zeiss IMT Corporation

6250 Sycamore Lane North

Maple Grove, MN 55369

Attention: Greg Lee, President

Fax:

If to FARO, to:

FARO Technologies, Inc.

250 Technology Park

Lake Mary, Florida 32746

Attention: David Morse, Managing Director, Americas Region

Fax:

8.2 Modification and Waiver. No amendment, modification or waiver of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound and, in the case of a waiver, shall be effective only in the specific instance and for the specific purpose for which given, and shall not be construed as a waiver of any subsequent breach. The failure of either party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

8.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and designees; provided, however, that neither party shall have the right to transfer, assign or delegate its rights or obligations under this Agreement or any portion thereof without the prior written consent of an authorized representative of the other party hereto (except that (i) either party may assign this Agreement without such consent to a 100% parent or subsidiary or successor by merger or consolidation and (ii) either party may assign this Agreement without such consent to an entity which acquires all or substantially all of the assets of such party).

8.4 Construction and Interpretation. The captions in this Agreement have been inserted for convenience of reference only and do not constitute a part of, and shall not be considered in construing, this Agreement. If any portion of this Agreement is held by a court of competent jurisdiction to be invalid for any reason, the remainder of this Agreement shall not be deemed invalid but shall remain in full force and effect, and the parties hereto shall negotiate in good faith a replacement provision which is valid and enforceable and achieves the same purpose and economic effect as the provision held invalid or unenforceable. No usage of trade shall supplement, explain or amend any term, condition or instruction of this Agreement, or any shipment of products hereunder.

8.5 Nature of Relationship. Neither party, its agents or employees shall, under any circumstances, be considered to be an agent, partner, joint venturer or representative of the other party, or anything other than an independent contractor for all purposes of this Agreement. Neither party shall be liable for the debts and obligations of the other party, except as may be authorized specifically in writing. Neither party has the express or implied authority to bind the other in any manner whatsoever by virtue of this Agreement, and neither shall hold itself out as having such authority.

8.6 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced exclusively in accordance with, the internal laws of the State of Florida (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law. The United Nations Convention on Contracts for the International Sales of Goods is excluded in its entirety.

8.7 Interest. Any amounts not paid when due shall accrue interest at the varying rate equal to two (2) percentage points above the prime (sometimes called base) rate announced from time to time by Citibank N.A. in New York City as its base rate for commercial loans.

8.8 Counterparts. For convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or representatives as of the Effective Date.

FARO TECHNOLOGIES, INC.

By:	/s/ David Morse

Name:	David Morse

Title:	SVP, Managing Dir., Americas Region

CARL ZEISS IMT CORPORATION

By:	/s/ Greg Lee

Name:	Greg Lee

Title:	President

Signature Page to Joint Marketing and Sales Agreement

Attachment A

FARO Products

The FARO Products shall consist of those products set forth on Exhibit A to the FaroArm Reseller Agreement, as such list of products may be amended from time to time.

Attachment B

FARO Trademarks

Trademark	USPTO Registration Number
FARO®	3256583
THE MEASURE OF SUCCESS®	3220505
FaroArm®	2621473
FARO Laser ScanArm®	3406739
CAM2®	2485747

Attachment C

Territory

1.	United States of America
2.	Canada
3.	Mexico

Attachment D

Zeiss Products

The Zeiss Products shall consist of those products set forth on Schedule A to the Zeiss Lead Referral Agreement, as such list of products may be amended from time to time.

Attachment E

Zeiss Trademarks

Universal Metrology

ACCURA®

CONTURA® G2 aktiv

CONTURA® G2 direkt

CONTURA® G2 RDS

F25

METROTOM®

Metrotomography/Metrotomografie

MMZ B

MMZ E

MMZ G

MMZ T

PRISMO®

PRISMO® navigator

PRISMO® navigator HTG

PRISMO® navigator S-ACC

UPMC ultra

Vista®

Inline Metrology

CenterMax® navigator

CenterMax® S-ACC

GageMax® navigator

ScanMax®

ScanMobil

HAM

PRO®

PRO® compact

PRO® premium

PRO® select

PRO® T

PRO® T compact

PRO® T premium

PRO® T select

SF & G

Contourecord

Handysurf

Rondcom

Surfcom

Accessories

Accept

MSR

ProMax

RT

RT05 300

RT05 400

RT1

RT2

Sensorics

AutoScan

DSE

DT DynaTouch

DTS

EagleEye navigator®

LineScan

RDS

RDS CAA

RST

RST-P

ThermoFit

VAST navigator®

VAST®

VAST® gold

VAST® XT

VAST® XT gold

VAST® XXT

ViScan

WBRetro

Software

BLADE® PRO

CALYPSO®

CALYPSO® curve

CALYPSO® PCM

CALYPSO® planner

CMM-OS

Dimension

DME®

DMIS

FACS®

GEAR PRO®

GEAR PRO® bevel

GEAR PRO® involute

GEAR PRO® worm

HOLOS

HOLOS NT

Metrolog II

ScanWare pro

TIMS

U-SOFT solid®

Miscellaneous

AUKOM

CAA

CMM Master Control Center (CMM MCC)

HTG

MessproDB

Onboard Diagnostics

OSIS

OVCMM

pWeb/piWeb

qsSTAT® from Q-DAS®

S-ACC

Teleservice

VCMM

Carl Zeiss (as company)

ZEISS (as brand)

Zerodur®

Older product names

ATAC

CARAT®

CARMET®

CARMET® CNC

CARMET® XL

CARMET® XL CNC

CONTURA®

ECLIPSE

GON UX

HighSpeed Scanning

Linux

LTP

MC

MFT

MFT linux

MFT unix

MT

PMC

PRISMO® accept®

PRISMO® access

PRISMO® MPS

PRISMO® vario

SILMA

SMC

SMC DSE

SMM

SMM C DSE

SMM D

SMM D DSE

SMM D RDS

Solution

SPECTRUM®

ST

ST 3

ST-ATAC

UMC

UMESS®

UMESS® linux

UMESS® unix

UMRSS® ux

UNIX

UPMC 1200 CARAT®

UPMC CARAT®

U-SOFT

U-SOFT plus®

WMM